SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   July 29, 2003

HORMEL FOODS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

1-2402	41-0319970
(Commission File Number)	(IRS Employer Identification Number)

1 Hormel Place, Austin, Minnesota	55912
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (507) 437-5611

Item 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

The retirement of a long-time executive with Hormel Foods has been announced.  Eric Brown, Group Vice President of Prepared Foods, will conclude a distinguished 32-year career with Hormel Foods on January 24, 2004.  Mr. Brown has also served on the Company’s Board of Directors since January of 1997.  He will continue in this capacity until his retirement in 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

HORMEL FOODS CORPORATION
(Registrant)

Dated:	August 1, 2003	By	/s/ M. J. McCOY
M. J. McCOY
Executive Vice President
and Chief Financial Officer

Dated:	August 1, 2003	By	/s/J. N. SHEEHAN
J. N. SHEEHAN
Vice President and Controller